Exhibit 99.1

FOR IMMEDIATE RELEASE:

China Holdings Acquisition Corp. Significantly Restructures Purchase Price for

Bright World Precision Machinery Limited Acquisition and

Improves Transaction Economics for CHAC Shareholders

•	Purchase price significantly restructured, which results in a valuation that compares favorably to public company peers in China[1]

•	Bright World’s first half 2008 revenues, net profit and EBITDA grew 51.8%, 64.1% and 59.9% (US dollars), respectively, compared to first half 2007[2]

•	Highly attractive investment for participating in China’s future growth

•

Post-transaction earnout for Bright World’s majority shareholder now tied to market-based stock price performance of combined company starting at $12.50 per share; principal sellers are not receiving cash as part of the transaction

•	CHAC founders will exchange their shares at closing for newly issued warrants exercisable at nominal consideration when the stock price reaches $13.50 per share

•	Public CHAC shareholders will receive cash dividend of $0.50 per share subsequent to closing

•	Strike price for existing CHAC warrants will be reduced by $0.50 at closing

•	Right of First Refusal to acquire companies controlled by leading Chinese entrepreneur Mr. Wang Wei Yao remains

New York, N.Y. and Danyang City, People’s Republic of China, October 24, 2008 – China Holdings Acquisition Corp. (AMEX: HOL) (“CHAC”) announced today that it has revised its agreement announced on July 21, 2008, to acquire all the shares of Bright World Precision Machinery Limited (Singapore Exchange Securities Trading Limited: B49) (“Bright World”) (see “Description of the Transaction” below). The amended agreement to which CHAC and World Sharehold Limited (“World Share”), the majority shareholder of Bright World, have agreed reflects a significant restructuring of the purchase price, which results in a valuation that compares favorably to Bright World’s public company peers in China.1

Revised Purchase Price and World Share Earnout

The revised transaction results in a minimum valuation of Bright World at approximately $255 million (assuming CHAC acquires all issued Bright World shares, the initial shares of CHAC issued to World Share are valued at $9.29 per share, which is the estimated redemption value of the CHAC shares of $9.79 per share less the $0.50 per share cash dividend, and includes Bright World’s existing debt). The calculation of the minimum value does not include the value of the additional shares that World Share would receive upon certain stock price triggers starting with $12.50 per share as described below. The new agreement includes the following revised terms:

•

World Share’s eligibility to receive additional CHAC shares has been modified by changing the triggers for the issuance of the additional shares from triggers based on the financial performance of the new company to those based on the market-based stock price performance of the new CHAC. In addition to the minimum of 19.9 million initial CHAC shares that World Share will receive for its 77.42% equity ownership position in Bright World, World Share will be eligible to receive up to a maximum of 15,765,000 additional new CHAC shares provided the following criteria are met:

•	3,500,000 shares if the closing price of CHAC’s common stock exceeds $12.50 per share for any 20 days within any 30-day trading period beginning 90 days after the date the proposed acquisition closes.

•	3,500,000 shares if the closing price of CHAC’s common stock exceeds $13.00 per share for any 20 days within any 30-day trading period beginning 90 days after the date the proposed acquisition closes.

•

Up to 8,765,000 shares if the closing price of CHAC’s common stock exceeds $13.50 per share for any 20 days within any 30-day trading period beginning 90 days after the date the proposed acquisition closes.

The total number of shares to be issued to World Share will not exceed 35,665,000, which amounts to approximately 60% of the issued shares of CHAC (assuming there are no redemptions of CHAC shares and the equity equivalent value of all its outstanding warrants is determined by the treasury stock method using a stock price of $13.50 per share). World Share will not receive cash as part of the transaction. In addition, in connection with the consummation of the transactions described in the “Description of the Transaction” section below, CHAC’s founders will exchange 3,200,000 CHAC shares for newly issued warrants exercisable into 3,200,000 shares, for nominal consideration, when the stock price reaches $13.50 per share.

Compelling Transaction Opportunity

“We believe the negotiated changes have enhanced the attractiveness of our proposed acquisition of Bright World, particularly as it relates to the market for publicly traded companies that operate in the same sector as Bright World,” said Paul K. Kelly, Chairman and Chief Executive Officer of CHAC. “The new transaction structure also more closely aligns the interests of World Share with those of our shareholders over the long term.”

“We continue to believe that our acquisition of Bright World is a compelling opportunity to participate in the economic and industrial expansion of China – a process that continues even amid the current dislocation in global financial markets,” continued Mr. Kelly. “Bright World is a well-run company that has had a lot of success by focusing its operations within China. We are pleased to have the opportunity to continue to execute the company’s proven growth strategy in partnership with Bright World’s management team, which is led by Mr. Wang Wei Yao and Mr. Shao Jian Jun. We also remain enthusiastic about the additional expansion opportunities associated with the right of first refusal we continue to have in regard to Mr. Wang Wei Yao’s World Group companies. World Group, including Bright World, has been designated as one of China’s top 500 private companies by the Chinese Private Enterprises League.”

Improved Transaction Economics for CHAC Shareholders

CHAC plans to conduct a shareholder vote on the proposed transaction and complete its acquisition of Bright World during the first quarter of 2009. The closing of the transaction requires the approval of CHAC’s shareholders (and less than 33.3% of CHAC’s public shareholders exercising their right to redeem their shares for cash) after the Securities and Exchange Commission (SEC) declares the registration/proxy statement effective, and clearance by China’s Securities Regulatory Commission and Singapore’s Securities Industry Council.

After the closing of the transaction, it is intended that CHAC shall declare and pay a cash dividend of $0.50 per share to its shareholders of record and reduce the strike price for CHAC’s currently outstanding warrants by $0.50. World Share has waived its right to receive the cash dividend with respect to any CHAC shares it may hold.

“We believe that the timing of the shareholder vote and the planned closing during the first quarter of 2009 will allow for greater clarity surrounding global markets and the investment climate in China generally,” said James Dunning, President of CHAC. “The acquisition of Bright World, a domestically focused Chinese business, is in line with CHAC’s acquisition criteria. We believe that Bright World is the logical first step in an acquisition platform strategy, which is why we are excited about the Right of First Refusal we continue to have as part of the transaction. In our opinion, CHAC is a proxy for the value-long China investor to participate in China’s future growth.”

Anticipated Investor Meetings

The slides that will be used in the investor presentations are available on the Web site of the SEC at www.sec.gov as part of today’s CHAC Form 8-K filing.

About Bright World Precision Machinery Limited

Based in Danyang City, People’s Republic of China, Bright World Precision Machinery Limited (“Bright World”) is a domestically focused manufacturer of stamping machines and complementary heavy machine tools. The end-users of these stamping machines include product manufacturers from China’s automobile, home electrical appliances and computer and telecommunications industries. Bright World primarily markets its machines under the “World” Trademark. With a gross plant production area of over 230,000 square meters, Bright World has a product line that includes over 100 models of metal stamping machines, with an emphasis on high performance metal stamping machines. Its product line also includes board cutting machines, bending machines, Computer Numeric Control metal stamping machines and other complementary heavy machine tools. Bright World’s shares have been listed on the Singapore Exchange Securities Trading Limited since April 27, 2006.

Bright World Financial Performance: First Six Months of 2008

For the first six months of 2008, Bright World’s revenues, net profit and EBITDA (earnings before interest, taxes, depreciation and amortization) grew by 51.8%, 64.1% and 59.9% (US dollars), respectively, compared to the same period in 2007.2 During the same period in 2008, the company’s revenues, net profit and EBITDA increased by 38.8%, 50.0% and 46.2% (Renminbi), respectively, versus the first six months of 2007.2

Bright World Financial Performance: 2004-2007

Since 2005, Bright World has successfully refocused its product portfolio toward high-performance metal stamping machines that yield higher prices, enhanced margins and superior growth prospects. From 2004 through 2007, Bright World achieved a revenue compounded annual growth rate (CAGR) of 33.5%, a net profit CAGR of 28.3% and an EBITDA CAGR of 31.1% (US dollars).2

Right of First Refusal for World Group Manufacturers of Agricultural Machinery, Auto Parts and Components, Lawn Equipment and Construction Equipment

The definitive agreement between CHAC, on the one hand, and World Share, Mr. Wang Wei Yao and Mr. Shao Jian Jun, on the other hand, also will provide the newly combined company with a right of first refusal to acquire four other companies controlled by Mr. Wang Wei Yao (collectively known as the “World Group”) that manufacture agricultural machinery, auto parts and components, lawn equipment and construction equipment. The World Group companies, including Bright World, constitute one of China’s top 500 private companies as designated by the Chinese Private Enterprises League.

About China Holdings Acquisition Corp.

Founded in 2007, China Holdings Acquisition Corp. (“CHAC”) is a blank check company focused on acquiring companies with primary operations in Asia through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination or contractual arrangements. CHAC currently has no operating businesses. More information about CHAC can be found on its Web site at www.chinahac.com.

Description of the Transaction

As more fully described in CHAC’s July 21, 2008 press release furnished in a Form 8-K filed on the same date with the SEC, CHAC announced that it would make an offer to acquire all the issued shares of Bright World Precision Machinery Limited (Singapore Exchange Securities Trading Limited: B49) and that in connection therewith, CHAC had entered into a definitive agreement (subsequently revised as described herein) with World Share, the majority shareholder of Bright World, pursuant to which World Share will tender all the shares it holds in Bright World in the offer to be made by CHAC. As part of this transaction, CHAC will merge with its newly formed, wholly owned subsidiary organized in the British Virgin Islands (for purposes of this press release, CHAC refers to both CHAC and its subsidiary, as the case may be.)

Additional Information About the Transaction and Where to Find It

In connection with the proposed acquisition, CHAC intends to prepare a registration statement containing a proxy statement/prospectus to be filed with the SEC. When completed, a definitive proxy statement/prospectus and a form of proxy will be mailed to the stockholders of CHAC, seeking their approval of the transaction. Stockholders are urged to read the proxy statement/prospectus regarding the proposed acquisition carefully and in its entirety because it will contain important information about the proposed acquisition. Stockholders will be able to obtain, without charge, a copy of the proxy statement/prospectus (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Stockholders will also be able to obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents (when available) by directing a request by mail to Mark L. Wilson at China Holdings Acquisition Corp., 5th Floor, 33 Riverside Avenue, Westport, CT 06880 or by telephone at (203) 226-6288.

CHAC and its directors and officers may be deemed to be participants in the solicitation of proxies from CHAC’s stockholders with respect to the proposed acquisition. Information about CHAC’s directors and executive officers and their ownership of CHAC’s common stock and warrants is set forth in CHAC’s annual report on Form 10-K for the Fiscal Year ended December 31, 2007. Stockholders may obtain additional information regarding the interests of CHAC and its directors and executive officers in the proposed acquisition, which may be different than those of CHAC’s stockholders generally, by reading the proxy statement/prospectus and other relevant documents regarding the proposed acquisition when filed with the SEC.

Notice to Bright World Precision Machinery Limited Shareholders

While the tender offer is being made to all holders of Bright World’s shares, this document does not constitute an offer to purchase, sell or exchange or the solicitation of an offer to purchase, sell or exchange any securities of Bright World or an offer to purchase, sell or exchange or the solicitation of an offer to purchase, sell or exchange any securities of CHAC in any jurisdiction in which the making of the tender offer or the acceptance of any tender of shares therein would not be made in compliance with the laws of such jurisdiction.

The directors of CHAC (including any who may have delegated detailed supervision of this press release) have taken all reasonable care to ensure that the facts stated and all opinions expressed in this press release are fair and accurate and that no material facts have been omitted from this press release, and they jointly and severally accept responsibility accordingly. Where any information has been extracted or reproduced from published or otherwise publicly available sources (including, without limitation, in relation to Bright World) or obtained from World Share, the sole responsibility of the directors of CHAC has been to ensure through reasonable enquires that such information is accurately extracted from such sources or, as the case may be, reflected or reproduced in this press release. The foregoing statement is made by the directors of CHAC strictly for purposes of complying with the Singapore Code on Takeovers and Mergers and is subject to all qualifications set forth herein. Further, additional information will be provided in a registration statement containing a proxy statement/prospectus to be filed by CHAC with the SEC, and the information contained in this press release will be qualified by the information set forth therein.

Non-GAAP Financials

The financial information and data contained in this communication is unaudited and does not conform to the SEC’s Regulation S-X. Bright World’s information has been obtained from its public filings in Singapore that are presented in accordance with Singapore FRS. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, CHAC’s proxy statement to solicit stockholder approval for the proposed acquisition of Bright World.

This communication includes certain estimated financial information and forecasts presented as pro forma financial measures that are not derived in accordance with generally accepted accounting principles (“GAAP”), and which may be deemed to be non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. CHAC and Bright World believe that the presentation of these non-GAAP financial measures serves to enhance the understanding of the financial performance of Bright World and the proposed acquisition. However, these non-GAAP financial measures should be considered in addition to and not as substitutes for, or superior to financial measures of financial performance prepared in accordance with GAAP. Our pro forma financial measures may not be comparable to similarly titled pro forma measures reported by other companies.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.

Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: future operating or financial results; future growth expectations and acquisitions; uncertainties as to the timing of the acquisition; approval of the transaction by CHAC stockholders; the satisfaction of closing conditions to the transaction; costs related to the acquisition; the performance of Bright World; the impact of inflation generally as well as on the rising costs of materials; specific economic conditions in China generally or in the markets in which Bright World operates; changes in laws and regulations; potential liability from future litigation; the diversion of management time on acquisition and integration related issues; modifications or adjustments to the financial statements of Bright World as a result of applicable securities laws; and general economic conditions such as inflation or recession. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from CHAC’s forward-looking statements are included in CHAC’s filings with the SEC, specifically as described in CHAC’s annual report on Form 10-K for the Fiscal Year ended December 31, 2007. Actual results may differ materially from those contained in the forward-looking statements in this communication. CHAC undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this communication. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. All forward-looking statements are qualified in their entirety by this cautionary statement.

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Contacts:

Chuck Dohrenwend or Carina Davidson

The Abernathy MacGregor Group, for China Holdings Acquisition Corp.

212-371-5999

[1]	Chinese company peer information is available as part of the investor presentation available on the Web site of the SEC at www.sec.gov as part of today’s CHAC Form 8-K filing.
[2]

Bright World unaudited financial information obtained from its public filings in Singapore is presented in accordance with Singapore FRS. Foreign exchange rates used – 2004: 8.2768 RMB = US$1.00; 2005: 8.1936 RMB = US$1.00; 2006: 7.9723 RMB = US$1.00; 2007: 7.6058 RMB = US$1.00; first half 2007: 7.7177 RMB = US$1.00; and first half 2008: 7.0568 RMB = US$1.00.